UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): October 14, 2007


                              AUDIOVOX CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)


                                    DELAWARE
                 (State or Other Jurisdiction of Incorporation)


         0-28839                                         13-1964841
  (Commission File Number)                    (IRS Employer Identification No.)


180 Marcus Boulevard, Hauppauge, New York                            11788
(Address of Principal Executive Offices)                           (Zip Code)

                                 (631) 231-7750
              (Registrant's Telephone Number, Including Area Code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of file following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(e))





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Item 1.01 Entry into a Material Definitive Agreement.

On October 14, 2007, Audiovox Corporation ("Audiovox") entered into a definitive agreement (the "Agreement") with Thomson to acquire its U.S., Canada, China and Hong Kong consumer electronics audio video business. As a result of the acquisition, Audiovox will acquire the rights to the RCA brand for consumer electronics audio video products. As consideration for the transferred assets, Audiovox will pay Thomson $19.7 million, plus a net asset payment, plus a five-year fee related to the RCA brand in the consumer electronics audio video product field. Audiovox anticipates that the transaction will close by December 31, 2007.



Item 9.01(d). Exhibits

Exhibit Number     Description
--------------     -----------

     99.1          Press Release dated October 16, 2007 by Audiovox Corporation


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                        AUDIOVOX CORPORATION (Registrant)

Date:   October 17, 2007

                                        By: /s/ Charles M. Stoehr
                                           -------------------------
                                           Charles M.  Stoehr
                                           Senior Vice President and
                                             Chief Financial Officer







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